AGREEMENT

     THIS AGREEMENT ("Agreement") is made effective this 6th day of May, 1999, by GEORGE H. FANCHER JR. ("Fancher") and FAN ENERGY INC., a Nevada corporation ("Fan").

                                    RECITALS

     A. Fancher is the Chairman and a substantial shareholder of Fan. The Board of Directors of Fan has requested that Fancher guarantee a line of credit loan made to Fan by U.S. National Bank, Denver, Colorado, in the amount of $_________ (the "Fan Loan").

     B. Fancher has agreed to guarantee  the  repayment of the Fan Loan only if:
(i) Fan agrees that no person other than Fancher holds or will acquire any lien, security interest, mortgage or similar interest in and to any interest in any oil or natural gas producing or exploration property in any state and (ii) that Fan will indemnify Fancher from any loss, damage or expense to Fancher as a consequence of his guarantee of the Fan Loan.

     C. Fancher, as a shareholder of Fan, expects to derive indirect benefit from the Fan Loan as portion of the proceeds will be used to repay accounts owed by Fan to Fancher and for development of Fan's oil and gas properties to the benefit of shareholders, including Fancher.

     D. As a condition for guarantying the Fan Loan, Fancher has acquired that Fan enter into this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the matters recited above, the receipt and sufficiency of which is mutually acknowledged, Fan hereby undertakes and agrees as follows, intending to be legally bound:

     1. Maintain Properties Free From Liens. Fan represents that no person or entity holds any lien, security interest, mortgage or similar interests (other than liens for taxes arising in the ordinary course, statutory materialmen and supplier's liens for obligations not in default) with respect to any interest in any oil or natural gas properties in which Fan holds an interest. Fan agrees it will permit nor suffer no person or entity to acquire any lien, security, mortgage or similar interest in any of such properties without the prior written consent of Fancher at any time while the Fan Loan is outstanding and Fancher's guarantee remains in place. Further, Fan agrees that while the Fancher guarantee is in place, it will promptly pay or cause to be paid all amounts due to any materialman, supplier or similar provider of goods or services who could, in the absence of payment, be deemed to hold a mechanic's or similar lien with respect to all oil or natural gas properties in which Fan holds an interest. Any material breach of provisions of this Section 1 shall be deemed to constitute a default of this Agreement.

     2. Indemnification. In the event Fancher suffers any Adverse Consequences (as defined below) as a result of his guarantee of the Fan Loan (the "Guaranty") or arising out of, relating to, in the nature of or cause by the existence of such Guaranty, then Fan shall indemnify Fancher from and against the entirety of

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any Adverse  Consequences  that Fancher may suffer through and after the date of
the  claim  for  indemnification.   For  purposes  of  this  paragraph,  Adverse
Consequences shall include: the payment to U. S. National Bank by Fancher of any amount required to be paid by Fan under the Fan Loan, all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all reasonable attorneys' fees and court costs.

     In that event that an  obligation  to indemnify  Fancher  arises under this
Section 1, then Fan shall, immediately upon the receipt of written notice from Fancher, pay to Fancher an amount equal to Fancher's out-of-pocket losses incurred as a result of the Guaranty.

     In the event that the Bank notifies Fancher of any Event of Default under any document evidencing or securing the Fan Loan ("Loan Documents"), then Fancher shall notify Fan in writing, provided, however, that no delay on the part of Fancher in notifying Fan shall relieve Fan from any liability or obligation hereunder unless (and then solely to the extent) Fan is thereby damaged and materially prejudiced from adequately defending such claim. In the event Fancher so notifies Fan, Fan shall defend Fancher against the matter, with counsel of Fancher's choice reasonably satisfactory to Fan. Fancher may retain separate co-counsel at his sole cost and expense. In no event shall Fan consent to the entry of any judgment or enter into any settlement or compromise with respect to the matter without the written consent of Fancher which consent shall not be unreasonably withheld. Further, Fan will not consent to the entry of any judgment with respect to the matter, or enter into any settlement or compromise which does not include a provision whereby the plaintiff or claimant in the matter releases Fancher from all liability with respect thereto without the written consent of Fancher, which consent shall not be unreasonably withheld.

     3. Security for Obligations of Fan. As security to Fancher for the prompt payment of amounts which may become due to Fancher under this Agreement, Fan shall execute and deliver to Fancher a mortgage on all of the interests of Fan in oil and natural gas producing, nonproducing and exploratory properties in Sweetwater County, Wyoming and Solano County, California. Such mortgage shall create a first-in-priority security interest in favor of Fancher as security for the prompt payment by Fan of the obligations set forth in this Agreement and shall include a security interest in all oil or natural gas properties in Sweetwater County, Wyoming and Solano County, California in which Fan has an interest at the time that the mortgage is to be filed of record and recorded. If at any time Fan is unable to make a payment of required interest or principal or to make other payments to the Bank as required under the Loan Documents and it appears to Fancher, in his reasonable judgment, that Fancher will be called upon to make such payments to the Bank under the Guaranty, then Fancher shall be and hereby is authorized, without further action, to cause to be prepared, signed by Fancher as an officer of Fan and filed and recorded in the appropriate governmental offices, one or more mortgages or other instruments creating security interests to secure the obligations of Fan under this Agreement. The form of such mortgage or other security interest shall be any form of mortgage sufficient to create the security interest and lien described in this Agreement and contemplated by the parties.



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



     4. Survival. The obligation of Fan hereunder shall survive and continue in full force and effect until Fancher has been released by The Bank of his obligation arising under the Guaranty.

     5. Preferential Payment. Fan agrees that to the extent it or Fancher makes any payment to the Bank in connection with the Loan Documents and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereafter referred to as a "Preferential Payment"), then this Agreement shall continue to be effective or shall be reinstated, as the case may be.

     6. Authorization of Certain Changes. Fan authorizes Fancher, without notice or demand and without affecting Fan's liability hereunder, from time to time, to renew, modify, compromise, extend, accelerate or otherwise change the terms of his Guaranty with the Bank, as Fancher may in his discretion, determine. The provisions of this Agreement shall extend and be applicable notwithstanding such renewals, extensions and modifications.

     7. Waiver by Fan. Fan waives and agrees not to assert the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance; notice of the existence, creation or incurring of new or additional indebtedness of Fan to the Bank; the benefits of any laws limiting the liability of a surety; any defense arising by reason of any disability or other defense of Fan or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Fan for the sums identified in the Loan Documents; any defense that may arise by reason of the incapacity, lack of authority, death or disability of Fan, or the failure of Fancher to file or enforce a claim against the estate (either in administration, bankruptcy, or other proceeding) of Fan or others; any defense based upon an election of remedies by Fancher, which destroys or otherwise impairs the right of Fan to proceed against Fan for reimbursement.

     8. Attorneys' Fees. Fan agrees to pay all attorneys' fees and all other costs and expenses which may be incurred by Fancher in enforcing Fan's obligations hereunder.

     9. Enforceability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

     10. Entire Agreement. This Agreement sets forth the entire agreement of Fan and Fancher with respect to the subject matter hereof and supersedes all prior oral and written agreements and representations by one party to the other. No modification or waiver of any provision of this Agreement or any right of Fancher hereunder and no release of Fan from any obligation hereunder shall be effective unless in a writing executed by Fancher. There are no conditions, oral or otherwise, on the effectiveness of this Agreement.

     11. Governing Law. This Agreement shall be governed by and construed according to the laws of the state of Colorado.



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


     IN WITNESS WHEREOF these presents are executed as of the day and year first above written.

                                       FAN ENERGY INC.



                                       By /s/ William E. Grafham
                                          ---------------------------------
                                             William E. Grafham, President

                                        /s/ George H. Fancher Jr.
                                       ------------------------------------
                                       George H. Fancher Jr.

                                        /s/
                                       ------------------------------------
                                       Social Security Number


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